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                                                                    EXHIBIT 32.1

                           CERTIFICATION PURSUANT TO
                                 18 U.S.C. 1350

      In connection with the Quarterly Report of Sanderson Farms, Inc. (the "Company") on Form 10-Q for the quarter ended July 31, 2005 (the "Report"), I, Joe F. Sanderson, Jr., Chairman of the Board and Chief Executive Officer of the Company, certify that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joe F. Sanderson, Jr.
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Joe F. Sanderson, Jr.
Chairman of the Board and
Chief Executive Officer
August 23, 2005